UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2014

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36110	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On September 3, 2014, Simon Property Group, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBS Securities Inc., as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of $900,000,000 aggregate principal amount of the Operating Partnership’s 3.375% notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of the Operating Partnership’s 4.250% notes due 2044 (the “2044 Notes” and together with the 2024 Notes, the “Notes”). The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities on customary terms. The sale of the Notes is scheduled to close on September 10, 2014, subject to the satisfaction of customary closing conditions. In the ordinary course of their business, the Underwriters and certain of their affiliates have in the past and may in the future engage in investment and commercial banking and other transactions of a financial nature with the Operating Partnership or its affiliates, including the provisions of certain advisory services and the making of loans to the Operating Partnership and its affiliates.

The Notes will be issued pursuant to the thirty-second supplemental indenture to the Operating Partnership’s Indenture dated as of November 26, 1996, each between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee. The 2024 Notes bear interest at a rate of 3.375% per annum and mature on October 1, 2024.  The 2044 Notes bear interest at a rate of 4.250% per annum and mature on October 1, 2044.  Interest is payable semi-annually in arrears on April 1 and October 1, beginning April 1, 2015 (each, an “Interest Payment Date”). Interest will be paid to holders of record of such Notes registered at the close of business the fifteenth calendar day preceding the related Interest Payment Date.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-179874-01), the prospectus dated March 2, 2012, and the related prospectus supplement dated September 3, 2014.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The Indenture was incorporated by reference into the Registration Statement.

ITEM 7.01 Regulation FD Disclosure.

On September 3, 2014, Simon Property Group, Inc. (“SPG”), the general partner of the Operating Partnership, issued a press release announcing the terms of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

On September 3, 2014, SPG issued a press release announcing the commencement of cash tender offers for any and all of five series of the Operating Partnership’s outstanding senior unsecured notes pursuant to an offer to purchase dated September 3, 2014.  A copy of the press release is attached hereto as Exhibit 99.2.

This Item 7.01 and the related Exhibit 99.1 and Exhibit 99.2 are being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 or incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated as of September 3, 2014 among Simon Property Group, L.P., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBS Securities Inc.
Exhibit 5.1	Opinion of Faegre Baker Daniels LLP.
Exhibit 23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 hereto).
Exhibit 99.1	Press Release, dated September 3, 2014, issued by Simon Property Group, Inc.
Exhibit 99.2	Press Release, dated September 3, 2014, issued by Simon Property Group, Inc.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. For further discussion of risks and uncertainties, individuals should refer to our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 9, 2014

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., the sole General
Partner

	By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and
Chief Accounting Officer